As filed with the Securities and Exchange Commission on October 19, 2010                                                                                                                                          Reg. No. 333- 121913

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-effective Amendment No. 3 on FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CONSUMER PORTFOLIO SERVICES, INC.
(Exact name of registrant as specified in its charter)

California	33-0459135
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

With a copy to:
	Charles Bradley, Jr.	Mark Harris, Esq.
19500 Jamboree Road	Chief Executive Officer	Andrews Kurth LLP
Irvine, California 92612	19500 Jamboree Road	1717 Main Street, Suite 3700
(949) 753-6800	Irvine, California 92612	Dallas, Texas 75201
Fax (949) 753-6897	(949) 753-6800	Telephone: (214) 659-4400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)	Fax: (214) 659-4401

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of "large accelerated filer”, ”accelerated filer" and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [   ]                                                                Accelerated filer [   ]
Non-accelerated filer  [  ]                                                                Smaller reporting company [ X ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Renewable Unsecured Subordinated Notes	$100,000,000	(1)	$100,000,000	$11,770.00

(1)	The Renewable Unsecured Subordinated Notes will be issued in denominations selected by the purchasers in any amount equal to or exceeding $1,000.
(2)	Such registration fee was paid concurrently with the initial filing of this registration statement on January 7, 2005.

On January 7, 2005, Consumer Portfolio Services, Inc. (the “Company”) filed a Registration Statement on Form S-2 (Registration No. 333-121913) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), which Registration Statement was declared effective on May 19, 2005.

The Registration Statement registered the offer and sale of $100 million of renewable unsecured subordinated notes of the Company (the “Securities”).

The Registration Statement was subsequently amended post effectively on May 20, 2005 (an amendment on Form S-2), and on April 10, 2006 (an amendment on Form S-3).

The Company hereby removes from registration the Securities that were registered on the Registration Statement and that remain unsold as of the date of this post-effective amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on October 19, 2010.

Consumer Portfolio Services, Inc.

By:	/s/ Charles E. Bradley, Jr.
Charles E. Bradley, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

	Chairman of the Board of Directors,	October 19, 2010
/s/ Charles E. Bradley, Jr.	President, and Chief Executive Officer
Charles E. Bradley, Jr.	(Principal Executive Officer)

/s/ Jeffrey P. Fritz	Chief Financial Officer	October 19, 2010
Jeffrey P. Fritz	(Principal Financial and Accounting Officer)

/s/ Chris A. Adams	Director	October 19, 2010
Chris A. Adams

/s/ Brian J. Rayhill	Director	October 19, 2010
Brian J. Rayhill

/s/ William B. Roberts	Director	October 19, 2010
William B. Roberts

/s/ Gregory S. Washer	Director	October 19, 2010
Gregory S. Washer

/s/ Daniel S. Wood	Director	October 19, 2010
Daniel S. Wood